                                                                    EXHIBIT 99.1

(LUMINEX(R) LOGO)

Contact: Harriss T. Currie
         Vice President, Finance and Chief Financial Officer
         512-219-8020
         hcurrie@luminexcorp.com

             LUMINEX CORPORATION REPORTS FIRST QUARTER 2006 RESULTS

AUSTIN, Texas (April 26, 2006) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2006.

Revenue for the first quarter of 2006 was $13.0 million, a 39 percent increase compared with $9.3 million in the first quarter of 2005. Revenue for the first quarter of 2006 consisted of $4.0 million from the sales of 142 Luminex Systems, $5.5 million from the sale of consumables, $1.8 million in royalties, and $1.7 million of other revenue. Other revenue includes training revenue, shipping revenue, extended service contract sales, miscellaneous part sales, amortized license fees, and other special project fees. Net income for the first quarter of 2006 was $0.5 million, or $0.02 per share, compared with a net loss of $0.3 million, or $0.01 per share, for the same period last year. The net income for the first quarter includes total non-cash stock compensation expense of $1.2 million associated with the Company's adoption of Statement of Financial Accounting Standards No. 123R.

"Our first quarter performance indicates a solid start for the year," said Patrick J. Balthrop, president and chief executive officer of Luminex. "In addition to our top-line growth, absolute dollars of gross profit increased by 48 percent over the previous quarter and 72 percent over the same period last year, and we reversed the previous year's net loss with a profitable first quarter. Our financial results reflect an improved product mix with consumable revenue up 59 percent and royalty revenue up 50 percent compared with a year ago. The significant increase in consumable revenue and profitability in the first quarter is primarily the result of a higher than expected volume of consumable bulk purchases.

"As we move into 2006, we are pleased with the overall trends in our business," added Balthrop. "Our proprietary xMAP(R) technology continues to gain recognition as the industry benchmark for multiplexing solutions. Our ability to leverage this asset and continue to build strategic relationships with key market leaders in diagnostics, biomedical research and drug discovery industries is driving our growth. We remain confident in our ability to execute our strategy and look forward to sustained long-term growth."

Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2006, on Wednesday, April 26, 2006, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the 'replay' link.

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LMNX Reports First Quarter 2006 Results
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April 26, 2006


Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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LMNX Reports First Quarter 2006 Results
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April 26, 2006


                               LUMINEX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                  MARCH 31,    DECEMBER 31,
                                                     2006          2005
                                                 -----------   ------------
                                                 (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                      $ 24,602       $ 25,206
   Short-term investments                           15,943         10,947
   Accounts receivable, net                          4,920          6,580
   Inventory, net                                    4,603          4,281
   Other                                               742          1,170
                                                  --------       --------
   Total current assets                             50,810         48,184
Property and equipment, net                          3,792          3,222
Long-term investments                                2,470          5,466
Other                                                1,085          1,163
                                                  --------       --------
Total assets                                      $ 58,157       $ 58,035
                                                  ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $  2,159       $  3,412
   Accrued liabilities                               1,938          2,970
   Deferred revenue                                  2,364          2,438
                                                  --------       --------
   Total current liabilities                         6,461          8,820
Deferred revenue                                     4,350          4,505
                                                  --------       --------
Total liabilities                                   10,811         13,325
                                                  --------       --------
Stockholders' equity:
   Common stock                                         32             32
   Additional paid-in capital                      133,325        135,440
   Deferred stock compensation                          --         (4,219)
   Accumulated other comprehensive gain (loss)          24             18
   Accumulated deficit                             (86,035)       (86,561)
                                                  --------       --------
   Total stockholders' equity                       47,346         44,710
                                                  --------       --------
Total liabilities and stockholders' equity        $ 58,157       $ 53,035
                                                  ========       ========

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LMNX Reports First Quarter 2006 Results
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April 26, 2006


                               LUMINEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                   ------------------
                                                                     2006      2005
                                                                   -------   -------
                                                                       (unaudited)
Revenue                                                            $12,997   $ 9,320
Cost of revenue (including non-cash stock compensation
   expense of $79 and $17, respectively)                             4,737     4,478
                                                                   -------   -------
   Gross profit                                                      8,260     4,842
Operating expenses:
   Research and development (including non-cash stock
      compensation expense of $102 and $18, respectively)            2,197     1,017
   Selling, general and administrative (including non-cash stock
      compensation expense of $984 and $227, respectively)           5,950     4,339
                                                                   -------   -------
   Total operating expenses                                          8,147     5,356
                                                                   -------   -------
Income (loss) from operations                                          113      (514)
   Other income, net                                                   416       216
   Income taxes                                                         (3)       --
                                                                   -------   -------
Net income (loss)                                                  $   526   $  (298)
                                                                   =======   =======
Net income (loss) per share, basic                                 $  0.02   $ (0.01)
                                                                   =======   =======
Shares used in computing net income (loss) per
   share, basic                                                     31,201    30,875
Net income (loss) per share, diluted                               $  0.02   $ (0.01)
                                                                   =======   =======
Shares used in computing net income (loss) per
   share, diluted                                                   32,379    30,875

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